Exhibit 10.2

NO. W-IFC-1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PRICESMART, INC.

Common Stock Purchase Warrant

January 26, 2005	400,000 Shares

FOR VALUE RECEIVED, PriceSmart, Inc., a Delaware corporation (the “Company”), with its principal office at 9740 Scranton Road, San Diego, California 92121-1745, hereby certifies that the International Finance Corporation (the “Investor”), or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to 400,000 fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company at a purchase price of $7.00 per share (subject to adjustment as hereinafter provided, the “Exercise Price”). This Warrant is exercisable at any time and from time to time after the date hereof and before November 30, 2005 (the “Expiration Date”); provided, however, that if this Warrant has not been exercised with respect to at least 200,000 of such shares of Common Stock, this Warrant will be automatically exercised with respect to 200,000 of such shares of Common Stock upon delivery to the Investor of proper agreements and instruments, duly executed and in full force and effect, evidencing the (i) conversion of the Bridge Loan as contemplated in Section 2(b) of the Letter Agreement among the Company, The Price Group, LLC, a California limited liability company (the “Price Group”), PSMT Caribe, Inc., a British Virgin Islands corporation and wholly owned subsidiary of the Company (“PSMT Caribe”), PSMT Trinidad/Tobago Limited, a company organized and existing under the laws of the Republic of Trinidad and Tobago and subsidiary of the Company (“PSMT Trinidad”), PSMT Philippines, Inc. a Filipino corporation and subsidiary of the Company, and the Investor (the “Letter Agreement”), (ii) conversion of the Price Group’s other loans as contemplated in Section 2(c) of the Letter Agreement, (iii) conversion of the preferred shares as contemplated in Section 2(d) of the Letter Agreement, and (iv) commencement of the exercise period of the rights offering as contemplated in Section 2(e) of the Letter Agreement. This Warrant is issued pursuant to, and is subject to the terms and conditions of, that certain Warrant Purchase Agreement, dated January 26, 2005, between the Company and the Investor (as the same may be amended, supplemented or restated from time to time, the “Purchase Agreement”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. The term “Common Stock” shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares.”

Section 1. Exercise of Warrant.

(a) Exercise Procedures. This Warrant may be exercised in whole or in part, on any business day prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form appended hereto as Exhibit A duly executed by the Holder or by such Holder’s duly authorized attorney. Upon receipt by the Company of this Warrant and such Purchase Form, together with such documentation or evidence as reasonably requested by the Company evidencing proper payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Payment of the Exercise Price shall be made first through the reduction of the amounts outstanding under (i) that certain C Loan Agreement, dated as of January 26, 2001, among the Company, PSMT Caribe, PSMT Trinidad and the Investor (the “C Loan”), and (ii) the A Loan (as defined in that certain Loan Agreement, dated January 26, 2001, among the Company, PSMT Caribe, PSMT Trinidad and the Investor) (the “A Loan”), on a pro rata basis among such outstanding amounts. To the extent, and only to the extent, that prior to the expiration of this Warrant the Company has repaid the C Loan and the A Loan or for any other reason no amount remains outstanding thereunder, the Exercise Price shall be payable pursuant to clause (b) or (c) below.

(b) Cash Exercise. If paid in cash, the Exercise Price shall be paid in lawful money of the United States of America, by cash, certified check or wire transfer, for the number of Warrant Shares specified in the Purchase Form.

(c) Net-Issuance. Subject to the limitations in clause (a) above, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to convert this Warrant (in whole or in part) into shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Purchase Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y	x	(A - B)
A

Where:

X         =          the number of shares of Common Stock to be issued to the Holder.

Y         =          the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A         =          the fair market value of one share of Common Stock (at the date of such calculation).

B         =          Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the “fair market value” of one share of Common Stock on the date of calculation shall be determined as follows:

(i) if traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five (5) trading day period ending one business day prior to the date the Holder surrenders this Warrant at the principal office of the Company together with the properly endorsed Purchase Form (the “Determination Date”);

(ii) if otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock over the five (5) trading day period ending one business day prior to the Determination Date; or

(iii) if there is no public market for the Common Stock, or if a public market has existed for a period less than is necessary for a date mentioned under subsection (i) or (ii) above, then fair market value shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, at the Company’s sole expense by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder.

(d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.

Section 2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company’s certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

Section 3. Fractional Interest. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor for an amount equal to such fraction multiplied by the Exercise Price.

Section 4. Transfer or Loss of Warrant.

(a) Transfer. Subject to the provisions of applicable law, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with such duly executed Assignment Form in the form appended hereto as Exhibit B and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a “Holder” for purposes of this Warrant) and, if the Holder’s entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled.

(b) Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

(c) Loss. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

Section 5. Compliance with Act; Disposition of Warrant or Shares.

(a) Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(i) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(ii) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(iii) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144 promulgated under the Act.

(b) Application to Transfers. Each certificate representing this Warrant or the Warrant Shares transferred by Holder (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless the holder provides an opinion of counsel, reasonably acceptable to the Company, that such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Section 6. Rights of Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

Section 7. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows, provided, however, that there shall be no such adjustment or adjustments made upon the beginning or occurrence of any of the transactions contemplated by the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 6, 2004 (the “Proxy Statement”):

(a) Adjustment for Change in Capital Stock. If at any time after the date hereof the Company:

(i) pays a dividend in Common Stock or makes a distribution on its Common Stock in shares of its Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii) combines its outstanding shares of Common Stock into a smaller number of shares;

(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised this Warrant immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

In no event shall the holder of this Warrant be entitled to receive rights pursuant to the Rights Offering (as defined in the Proxy Statement) on any shares of Common Stock issued upon exercise of the Warrant if the Warrant is exercised after the distribution of the rights pursuant to the Rights Offering.

(b) Adjustment for Common Stock Issuance. If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

P
E’	=	E	x	O + M
A

where:

E’ =	the adjusted Exercise Price.

E =	the then current Exercise Price.

O =	the number of shares outstanding immediately prior to the issuance of such additional shares.

P =	the aggregate consideration received for the issuance of such additional shares.

M =	the current market price per share on the date of issuance of such additional shares.

A =	the number of shares outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

This subsection (b) does not apply to:

(1) the exercise of warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

(2) Common Stock issued to the Company’s employees under bona fide employee benefit plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (b),

(3) Common Stock issued or issuable upon the exercise of rights or warrants issued to the holders of Common Stock, or

(4) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

(c) Adjustment for Convertible Securities Issuance. If the Company issues any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

P
E’	=	E	x	O + M
O + D

where:

E’ =	the adjusted Exercise Price.

E =	the then current Exercise Price.

O =	the number of shares outstanding immediately prior to the issuance of such securities.

P =	the aggregate consideration received for the issuance of such securities.

M =	the current market price per share on the date of issuance of such securities.

D =	the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

This subsection (c) does not apply to convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

(d) Current Market Price. In subsections (b) and (c) of this Section 7 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 20 consecutive trading days ending on the trading day immediately prior to the date in question. The “Quoted Price” of the Common Stock is the last reported sales price of the Common Stock as reported on the Nasdaq National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

(e) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (b) and (c) of this Section 7, the following shall apply:

(1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

(3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

(f) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(g) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 7, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N’	=	N	x	E
E’

where:

N’         =          the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N         =         the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E’         =          the adjusted Exercise Price.

E         =          the Exercise Price prior to adjustment.

(h) Deferral of Issuance or Payment. In any case in which an event covered by this Section 7 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

(i) When No Adjustment Required. No adjustment shall be required for a change in the par value of the Common Stock. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares after exercise of this Warrant.

(j) Notice of Certain Actions. In the event that:

(i) the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities with the exception of the rights to be issued pursuant to the Rights Offering; or

(ii) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company’s capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 7 or cash dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

(iii) the Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

(iv) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

(v) the Company proposes to take any action (other than actions of the character described in Section 7(a)) which would require an adjustment of the Exercise Price pursuant to Section 7;

then the Company shall cause to be sent by facsimile (with electronic confirmation of transmission), overnight courier or certified or registered mail, postage prepaid and return receipt requested, addressed to the registered Holder at the facsimile number or address of such Holder as shown on the books of the Company, at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

(k) Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to subsection (a), (b), (c), (d) or (e) of this Section 7 shall be based solely upon information known by the Company or the Board of Directors of the Company, as the case may be, at the time of such determination and shall be conclusive absent manifest error.

Section 8. Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by facsimile (with electronic confirmation of transmission), overnight courier or certified or registered mail, postage prepaid and return receipt requested, addressed to the registered Holder at the facsimile number or address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 9. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock or a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon exercise of the rights represented hereby) to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance; provided, however, that in the event (a) the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Exercise Price hereof effective at the time of the merger (after giving effect to any adjustment in such Exercise Price required to be made under the terms of this Warrant), and (b) the securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to the reorganization. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

Section 10. Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of California.

Section 11. Issue Tax. The issuance of certificates for Common Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

Section 12. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

Section 13. Notices. Unless otherwise specified herein, any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by overnight courier or by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient. All communications shall be sent to the Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the first paragraph of this Warrant or subsequently modified by written notice to the Holder.

Section 14. Descriptive Headings. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 15. Applicable Law and Jurisdiction.

(a) This Warrant is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

(b) The Company irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Warrant may be brought by the Holder in the courts of the United States of America located in the Southern District of New York. By the execution of this Warrant, the Company irrevocably submits to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) Nothing in this Warrant shall affect the right of the Holder to commence legal proceedings or otherwise sue the Company in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

(d) The Company also irrevocably consents to the service of summons, complaint or other legal process in any action, suit or proceeding being made out of courts situated in New York, New York by mailing copies of the papers by registered United States air mail, postage prepaid, to the Company at its address indicated therefor in the first paragraph of this Warrant or subsequently modified by written notice to the Holder.

(e) The Company hereby irrevocably consents that service in the manner provided in this Section 15 in any action, suit or proceeding will be deemed personal service, will be accepted by the Company as such and will be valid and binding upon the Company for all purposes of any such action, suit or proceeding.

(f) The Company irrevocably waives to the fullest extent permitted by applicable law:

(i)	any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)	any claim that any such action, suit or proceeding has been brought in an inconvenient forum; and

(iii)	any and all rights to demand a trial by jury in any such action, suit or proceeding brought against the Company by the Holder.

(g) To the extent the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Warrant from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(h) The Company hereby acknowledges that the Investor shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby brought against the Investor in any court of the United States of America. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Warrant to which the Company is a party or the transactions contemplated by this Warrant, brought against the Holder in any forum in which the Holder is not entitled to immunity from a trial by jury.

(i) To the extent that the Company may, in any suit, action or proceeding brought in any of the courts referred to in Section 15(b) or elsewhere arising out of or in connection with this Warrant, be entitled to the benefit of any provision of law requiring the Holder in such suit, action or proceeding to post security for such costs of the Company, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the jurisdiction in which such court is located.

Section 16. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 17. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer as of the date first written above.

PRICESMART, INC., a Delaware corporation

By:	/s/ JOHN M. HEFFNER
Name:	John M. Heffner
Title:	Chief Financial Officer

ATTEST:

By:	/s/ MICHAEL L. MCCLEARY
Name:	Michael L. McCleary
Title:	Senior Vice President and Corporate Controller

EXHIBIT A

PURCHASE FORM

Dated

PriceSmart, Inc.

9740 Scranton Road

San Diego, California 92121-1745

Attn: Chief Financial Officer

Ladies and Gentlemen:

☐	The undersigned hereby irrevocably elects to exercise the attached Common Stock Purchase Warrant (the “Warrant”) to purchase shares of Common Stock of PriceSmart, Inc. and hereby makes payment of $ , payable through a corresponding reduction of the amount outstanding on the C Loan and the A Loan (as each are defined in the Warrant) on a pro rata basis, in payment of the exercise price thereof, together with all applicable transfer taxes, if any, in accordance with Section 1(a) of the Warrant.

☐	The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase shares of Common Stock of PriceSmart, Inc. and hereby makes payment of $ in payment of the exercise price thereof, together with all applicable transfer taxes, if any, in accordance with Section 1(a) and (b) of the Warrant.

☐	The undersigned hereby irrevocably elects to exchange the within Warrant for shares of Common Stock of PriceSmart, Inc. pursuant to the “net-issuance” provision in Section 1(c) and in accordance with Section 1(a) of the Warrant.

A-1

Please issue a certificate or certificates representing said shares of Common Stock of PriceSmart, Inc. in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Holder:

By:

Name:

Title:

A-2

EXHIBIT B

ASSIGNMENT FORM

Dated

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                                                                                                                                                                                                                         ,

(please type or print in block letters)

(insert address)

its right to purchase up to                      shares of Common Stock of PriceSmart, Inc. represented by this Common Stock Purchase Warrant and does hereby irrevocably constitute and appoint                      attorney to transfer said right on the books of PriceSmart, Inc., with full power of substitution in the premises.

By:

Name:

Title:

B-1